REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement ("Agreement"), dated as of September ____, 1999, is made by and between eConnect, a Nevada corporation ("Company"), and the person named on the signature page hereto ("Subscriber").

Recitals

WHEREAS, upon the terms and subject to the conditions of the Common Stock Purchase Agreement
("Purchase Agreement"), between the Subscriber and the Company, and the commitment letter of September
15, 1999 ("Commitment Letter") the Company has agreed to issue and sell to the Subscriber up to five million dollars ($5,000,000) of the common stock of the Company ("Subscribed Shares"), which will be converted into free trading shares of the common stock, $0.001 par value ("Common Stock"), of the Company ("Conversion Shares") upon the terms and subject to the conditions of such Subscribed Shares;
and

WHEREAS, pursuant to the terms of the Purchase
Agreement the Company will issue on the Effective
Date, as that term is defined below, to the Subscriber one million (1,000,000) warrants
("Warrants"), exercisable at a strike price equal to eighty percent (80%) of the closing bid price of the Common Stock on the Effective Date, as defined in
Section 1 below, and a maximum of five hundred thousand (500,000) warrants ("Further Warrants") on a pro rata basis in conjunction with the draw downs, as set forth in the Purchase Agreement, exercisable at the closing bid price five (5) day average closing bid price for the Common Stock for the five trading days prior to the Effective Date.

WHEREAS, to induce the Subscriber to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, "Securities Act"), and applicable state securities laws with respect to the Conversion Shares;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscriber hereby agree as follows:

1.	Definitions.

	(a)	As used in this Agreement, the following
terms shall have the following meaning:

	(i)	"Effective Date" means the date of this
Agreement.

	(ii)	"Subscriber" means the Subscriber and any
transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with
Section 9 hereof.

	(iii)	"Register", "registered" and
"registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration
Statement by the United States Securities and
Exchange Commission (the "SEC").

 (iii)	"Registrable Securities" means the
Conversion Shares and Warrants.

	(iv)	"Registration Statement" means a
registration statement of the Company under the Securities Act.

	(b)	As used in this Agreement, the term
Subscriber includes (i) each Subscriber (as defined above) and (ii) each person who is a permitted transferee or assignee of the Registrable Securities pursuant to Section 9 of this Agreement.

	(c)	Capitalized terms used herein and not
otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

	2.	Registration.

	(a)	Mandatory Registration.	The Company shall
prepare and file with the SEC, no later than five (5) days after the Effective Date, a post-effective amendment to the Registration Statement on Form SB-2 declared effective by the SEC on September 7, 1999
("Registration Statement"), covering a sufficient number of shares of Common Stock for the Subscribers to cover the registration of the $5,000,000 of Subscribed Shares and the conversion of the 1,500,000
Warrants and Further Warrants.  The Registration
Statement shall cover a total of 61,000,000 shares of the Common Stock. Such Registration Statement shall state that, in accordance with the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from Stock splits, or stock dividends. If at any time the number of shares of Common Stock into which the Subscribed Shares and Warrants issued in this offering may be converted exceeds the aggregate number of shares of Common
Stock then registered, the Company shall, within ten
(10) business days after receipt of written notice from any Subscriber, file with the SEC an additional
Registration Statement on Form SB-2 or any other applicable registration statement, to register the shares of Common Stock into which the Subscribed
Shares may be converted that exceed the aggregate number of shares of Common Stock already registered.

	(b)	Payment by the Company.  If the post-
effective amendment to the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective within fifteen (15) days from the Effective Date, then the Commitment between the parties, as reflected in letter of understanding dated September 15, 1999, shall terminate and the Subscriber shall retain the Warrants and non-refundable fee as described in the Commitment Letter.

The Company acknowledges that its failure to have the post-effective amendment to the Registration
Statement declared effective within fifteen (15) days from the Effective Date shall cause the Subscriber to suffer damages in an amount that shall be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to qualify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to register the Common Stock and deliver the Common Stock pursuant to the terms of this Agreement, the Purchase Agreement and the Subscribed
Shares.

3.	Obligation of the Company. 	In connection
with the registration of the Registrable Securities, the Company shall do each of the following:

(a)	Prepare promptly, and file with the SEC
within five (5) days of the Effective Date, a post-effective amendment to the Registration Statement with respect to not less than the number of Registrable Securities provided in Section 2(a), above, and thereafter use its best efforts to cause each Registration Statement relating to Registrable
Securities to become effective the earlier of (i) five (5) business days after notice from the Securities and Exchange Commission that the Registration Statement may be declared effective, or
(b) fifteen (15) days after the Effective Date, and keep the Registration Statement effective at all times until the earliest of (i) the date that is one year after the completion of the last Closing Date under the Purchase Agreement, (ii) the date when the Subscribers may sell all Registrable Securities under Rule 144 without volume limitations, or (iii) the date the Subscribers no longer own any of the Registrable Securities ("Registration Period"), which
Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(b)	Prepare and file with the SEC such
amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration
Statement as may be necessary to keep the Registration effective at all times during the Registration Period, and, during the Registration
Period, comply with the provisions of the Securities
Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

(c)	Furnish to each Subscriber whose
Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents, as such Subscriber may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Subscriber;

(d)	Use its best efforts to (i) register and
qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Subscribers who hold a majority in interest of the Registrable Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions: provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section
3(d), (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Company or (E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

(e)	As promptly as practicable after becoming aware
of such event, notify each Subscriber of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading ("Registration
Default"), and uses its best efforts promptly to prepare a supplement or amendment to the Registration
Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and any other necessary steps to cure the Registration
Default, and deliver a number of copies of such supplement or amendment to each Subscriber as such Subscriber may reasonably request. Failure to cure the Registration Default within ten (10) business days shall result in the Company including liquidated damage penalty of $1,000 per day for so long as more than 10,000 shares of Common Stock are held by the Subscriber;

(f)	As promptly as practicable after becoming
aware of such event, notify each Subscriber who holds
Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration
Statement at the earliest possible time;

(g)	Use its commercially reasonable efforts, if
eligible, either to (i) cause all the Registrable
Securities covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation of all the Registrable Securities covered by the Registration Statement as a National
Association of Securities Dealers Automated
Quotations System ("NASDAQ") "Small Capitalization" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the quotation of the Registrable
Securities on the NASDAQ Small Cap Market; or if, despite the Company's commercially reasonable efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in doing so, to secure NASD authorization and quotation for such Registrable
Securities on the over-the-counter bulletin board and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such registrable securities;

(h)	Provide a transfer agent for the
Registrable Securities not later than the effective date of the Registration Statement;

	(i)	Cooperate with the Subscribers who hold
Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Subscribers may reasonably request and registration in such names as the Subscribers may request; and, within five (5) business days after a Registration Statement which includes Registrable
Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Subscribers whose Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel, if so required by the Company's transfer agent; and

	(j)	Take all other reasonable actions necessary
to expedite and facilitate distribution to the Subscriber of the Registrable Securities pursuant to the Registration Statement.

4.	Obligations of the Subscribers.  In
connection with the registration of the Registrable
Securities, the Subscribers shall have the following obligations;

(a)	It shall be a condition precedent to the
obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular
Subscriber that such Subscriber shall timely furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall timely execute such documents in connection with such registration as the Company may reasonably request.

(b)	Each Subscriber by such Subscriber's
acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Subscriber has notified the Company in writing of such Subscriber's election to exclude all of such Subscriber's Registrable Securities from the Registration Statement; and

(c)	Each Subscriber agrees that, upon receipt
of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), above, such Subscriber will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Subscriber's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Subscriber shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Subscriber's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

	5.	Expenses of Registration.	All
reasonable expenses, other than underwriting discounts and commissions incurred in connection with registrations, filing or qualifications pursuant to
Section 3, but including, without limitations, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and review by Subscribers' counsel, shall be borne by the Company.

6.	Indemnification.	After Registrable
Securities are included in a Registration Statement under this Agreement:

(a)	To the extent permitted by law, the Company
will indemnify and hold harmless each Subscriber who holds such Registrable Securities, the directors, if any, of such Subscriber, the officers, if any, of such Subscriber, each person, if any, who controls any Subscriber within the meaning of the Securities
Act or the Exchange Act (each, an "Indemnified
Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred
(collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange
Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations of the Registration Statement or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or any prospectus included therein:
(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration
Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities
Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being collectively referred to as "Violations"). The
Company shall reimburse the Subscribers, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.
Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (i) apply to any Claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration
Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (ii) with respect to any preliminary prospectus, inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable
Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (iii) be available to the extent such Claim is based on a failure of the Subscriber to deliver or cause to be delivered the prospectus made available by the Company; or (iv) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each
Subscriber will indemnify the Company, its officers, directors and agents (including Counsel) against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Subscriber, expressly for use in connection with the preparation of the Registration
Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified
Person or Indemnified Party and shall survive the transfer of the Registrable Securities by the Subscribers pursuant to Section 9.

(b)	Promptly after receipt by an Indemnified
Person under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person, as the case may be; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified
Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one separate legal counsel for the Subscribers;
such legal counsel shall be selected by the Subscribers holding a majority in interest of the Registrable Securities included in the Registration
Statement to which the Claim relates. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this
Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section
6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

7.	Contribution.	To the extent any
indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty or fraudulent misrepresentation (within the meaning of Section
11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable
Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

	8.	Reports under Exchange Act.	With a view
to making available to the Subscribers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Subscribers to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to use its reasonable best efforts to:

(a)	make and keep public information available,
as those terms are understood and defined in Rule
144;

(b)	file with the SEC in a timely manner all
reports and other documents required of the Company under the Exchange Act; and

(c)	furnish to each Subscriber so long as such
Subscriber owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act,
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Subscribers to sell such securities pursuant to Rule 144 without registration.

9.	Interest.   Nothing contained herein shall
be deemed to establish or require the payment of interest to the Subscriber at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid hereunder exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing and any amounts collected in excess of the permissible amount shall be deemed a payment of principal. To the extent that such excess amount exceeds the aggregate principal amount of the Subscribed Shares, such excess shall be returned with reasonable promptness by the Subscriber to the Company.

10.	Miscellaneous.

(a)	Other Funding.  The Company represents
and warrants that the Company is not at present engaged in discussions, and will not be so engaged, with any persons, except the Subscribers for the placement of any equity financing for the Company via any offerings and the Company will not be permitted to issue any of its equity securities (or instruments convertible into or exercisable for equity securities) in any offerings, except to the Funds managed my them in a period from the date of this Agreement until September 15, 2000, or until the minimum amount of one million dollars ($1,000,000) of the Common Stock has been issued to the Subscribers, whichever occurs first.

(b)	Registered Owners.  A person or entity is deemed
to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable
Securities. If the Company received conflicting instructions, notices or elections from two or more persons or entities with respect to the same
Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

	(c)	Rights Cumulative; Waivers.  The rights of
each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right.
Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(d)	Benefit; Successors Bound.  This Agreement and
the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(e)	Entire Agreement.  This Agreement contains the
entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(f)	Assignment.	The rights to have the
Company register Registrable Securities pursuant to this Agreement shall be assigned by the Subscribers to any transferee, only if: (a) the Subscriber agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment, the Company shall not be liable for any damages arising from such delay, or the payments set forth in Section 2(c) hereof.

(g)	Amendment.  Any provision of this Agreement
may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Subscribers who hold a majority in interest of the Registrable
Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Subscriber and the Company.

(h)	Severability.  Each part of this Agreement
is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(i)	Notices.  Notices required or permitted to
be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, at its executive office (ii) if to the Subscriber, at the address set forth under its name in the Purchase Agreement, with a copy to its designated attorney and (iii) if to any other Subscriber, at such address as such Subscriber shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 12(b), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four (4) business days after deposit with the United
States Postal Service.

(j)	Governing Law.  This Agreement shall be governed
by the interpreted in accordance with the laws of the State of California without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(k)	Consents.  The person signing this
Agreement on behalf of Client hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of Client.

(l)	Further Assurances.  In addition to the
instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(m)	Section Headings.  The Section headings in
this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(n)	Construction.  Unless the context otherwise
requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(o)	Execution in Counterparts. This Agreement may be
executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This
Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY:

eConnect

By:_________________________________
 		Thomas S. Hughes, President


SUBSCRIBER:

	____________________________________


By:_________________________________
Name:______________________________
Title:_______________________________